Exhibit 1.1

YUANBAO INC.

CLASS A ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

in the Form of American Depositary Shares

UNDERWRITING AGREEMENT

[●], 2025

GOLDMAN SACHS (ASIA) L.L.C.

CITIGROUP GLOBAL MARKETS INC.

CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

As Representatives of the several Underwriters named in Schedule A hereto

c/o Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

U.S.A.

c/o China International Capital Corporation Hong Kong Securities Limited

29th Floor, One International Finance Centre

1 Harbour View Street

Central, Hong Kong

Dear Sirs:

1. Introductory. Yuanbao Inc., an exempted company with limited liability incorporated in the Cayman Islands (“Company”) agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the Underwriters an aggregate of [●] Class A ordinary shares, par value US$0.0001 per share of the Company (“Class A Ordinary Shares”), in the form of [●] American Depositary Shares (“American Depositary Shares” or “ADSs”). The aggregate of [●] ADSs to be sold by the Company is hereinafter referred to as the “Firm Shares.” The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [●] Class A Ordinary Shares in the form of [●] ADSs (“Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares.”

Goldman Sachs (Asia) L.L.C. (the “Designated Underwriter”) has agreed to reserve a portion of the American Depositary Shares to be purchased by it or its affiliates under this Agreement for sale to the Company’s directors, executive officers, employees, and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The American Depositary Shares to be sold by the Designated Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed American Depositary Shares.” Any Directed American Depositary Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of [•], 2025 (the “Deposit Agreement”) among the Company, Citibank, N.A., as Depositary (the “Depositary”), and the beneficial owners and holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary and evidencing the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive six Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

In separate concurrent private placements, the Company agrees to sell an aggregate of US$1.0 million in Class A Ordinary Shares to Qiming Venture Partners VII, L.P. and Qiming VII Strategic Investors Fund, L.P. (the “CPP Investors”), pursuant to the subscription agreement (the “Concurrent Private Placements”) in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act” or “Act”).

2. Representations and Warranties of the Company.

(a)	The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-282164) covering the registration of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information (as defined below) and all 430C Information (as defined below), that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company may also have filed, or may file with the Securities and Exchange Commission (the “Commission”), a Rule 462(b) registration statement covering the registration of Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (No. 333-283431) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company has filed, in accordance with Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-[•]) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Class A Ordinary Shares and the ADSs.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended; no stop order suspending the effectiveness of a Registration Statement (as defined below) is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Act are pending before or threatened by the Commission. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information,” with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information,” with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Applicable Time” means [•] [a.m.][p.m.] (New York City Time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“CSRC Archive Rules” means the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (关于加强境内企业境外发行证券和上市相关保密和档案管理工作的规定 ) issued by the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC, the National Administration of State Secrets Protection of the PRC, and the National Archives Administration of the PRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time.

“CSRC Filing Report” means the filing report of the Company in relation to the offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on November 24, 2023 pursuant to Article 13 of the CSRC Filing Rules (as defined below).

“CSRC Filing Rules” means the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (境内企业境外发行证券和上市管理试行办法) and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time.

“CSRC Filing(s)” means any letters, filings, correspondence, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering pursuant to the CSRC Filing Rules and other applicable rules and requirements of the CSRC (including, without limitation, the CSRC Filing Report).

“CSRC Rules” means the CSRC Filing Rules and the CSRC Archive Rules.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Final Prospectus” means the Statutory Prospectus (as defined below) that discloses the public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus (as defined below) that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Shares.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of the Nasdaq Stock Market (the “NASDAQ”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Requirements Under the Act. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) and any amendment and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus and any amendment and supplement thereto will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in Section 8(b) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement and any post-effective amendment thereto; and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [•], 2025 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication (as defined below) stated in Schedule C to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with the written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in Section 8(b) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus and Written Testing-the-Waters Communication (as defined below), as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus or making of a Written Testing-the-Waters Communication, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, conflicted or would conflict with the information then contained in the Registration Statement, the General Disclosure Package or the Final Prospectus or as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, to eliminate or correct such conflict, untrue statement or omission. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule B, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior written consent of the Representatives, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(vi) Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission.

(vii) EGC Status and Testing-the-Waters Communication. (A) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company,” or “EGC”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act. (B) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (C) The Company has not distributed any Written Testing-the-Waters Communications other than those listed in Schedule C hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(viii) Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The sixth amended and restated memorandum and articles of association of the Company adopted on September 13, 2024, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately prior to closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect.

(ix) Controlled Entities. The subsidiaries and consolidated variable interest entities of the Company shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutive documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid in accordance with its articles of association and nonassessable, and the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, is owned free from liens, charges, encumbrances and defects, except as provided in the VIE Agreements (as defined herein), which are described in the Registration Statement, the Final Prospectus and the General Disclosure Package. None of the outstanding share capital in any Controlled Entity was issued in violation of pre-emptive or similar rights of any security holder of such Controlled Entity.

(x) VIE Agreements and Corporate Structure.

(i) The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders of the Controlled Entities that are variable interest entities (“VIEs”) and the VIEs, as the case may be (each, a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.5 to 10.14 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its subsidiaries and VIEs taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms; no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed, provided, however, that the exercise of the call options under the VIE Agreements and the foreclosure of the pledge under the VIE Agreements shall be subject to the applicable governmental authorizations. The corporate structure of the Company complies with all applicable laws and regulations of the PRC, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, the Controlled Entities or shareholders of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and to the best of the Company’s knowledge, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii) The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Controlled Entities pursuant to (A) the constitutive or organizational documents of the Company or any of the Controlled Entities, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, except, in the case of the foregoing clause (C), for such breach, violation or default as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and to the best of the Company’s knowledge, no such termination or non-renewal has been threatened by any of the parties thereto.

(iv) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders of the VIEs to exercise their voting rights.

(xi) Offered Shares. The Offered Shares and all other issued and outstanding shares in the share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and, upon (A) the automatic conversion of all of the Company’s issued and outstanding preferred shares into ordinary shares as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (B) the issuance and sale of the Firm Shares, the Company shall have an authorized and issued and outstanding share capital as set forth under the columns of the Capitalization table labeled “Pro forma” and “Pro forma as adjusted.” All issued and outstanding shares in the share capital of the Company are, and, when the Offered Shares and the underlying Class A Ordinary Shares have been delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, such Offered Shares will have been, validly issued, fully paid and nonassessable, will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Final Prospectus; there are (A) no outstanding securities issued by the Company convertible into or exchangeable for rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Class A Ordinary Shares or any of the share capital of the Company, and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Controlled Entities; the shareholders of the Company have no pre-emptive rights with respect to the Offered Shares; none of the outstanding shares in the share capital of the Company have been issued in violation of any pre-emptive or similar rights of any security holder; the Offered Shares and the underlying Class A Ordinary Shares to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any pre-emptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Class A Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Class A Ordinary Shares represented by the Offered Shares or the Class A Ordinary Shares under the laws of the Cayman Islands or the United States, as the case may be; the Class A Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the Offered Shares as contemplated by the Deposit Agreement. No holder of any ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such ADSs.

(xii) Share Options. With respect to the share options (the “Share Options”) granted pursuant to the share-based compensation plans of the Company and the Controlled Entities (the “Company Share Plans”), (i) each Share Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) so qualifies, (ii) each grant of a Share Option was duly authorized no later than the date on which the grant of such Share Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (the “Board”) or the Controlled Entities (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Share Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ, and (iv) each such grant was properly accounted for in accordance with the generally accepted accounting principles in the United States (“GAAP”) in the financial statements (including the related notes) of the Company.

(xiii) Share Capital. The authorized share capital of the Company conforms to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xiv) No Finder’s Fee. There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (the “FINRA”).

(xv) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(xii) hereof. Each officer, director and shareholder of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(xvi) Listing. The Offered Shares have been approved for listing on NASDAQ, subject to notice of issuance.

(xvii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the offering, issuance and sale of the Offered Shares, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (ii) under the rules and regulations of the FINRA. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed American Depositary Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(xviii) Title to Property. The Company and the Controlled Entities have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, the Company and the Controlled Entities hold their respective leased real or personal properties under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(xix) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance, sale and delivery of the Offered Shares will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the memorandum and articles of association, the charter or by-laws of the Company or any of the Controlled Entities, any law, statute, rule, regulation, judgment or order of any governmental or regulatory agency, authority or body or any court or arbitrator, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any material agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, (ii) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(xx) Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (i) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (ii) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (iii) in breach or violation of any provision of applicable law or statute (including any applicable law concerning intellectual property rights and foreign investment in China) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties and assets, except in the case of (ii) and (iii) above, where such breach or violation that would not, individually or in the aggregate, have a material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affect the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and the Controlled Entities taken as a whole, or on the ability of the Company and the Controlled Entities to carry out their obligations under this Agreement and the Deposit Agreement (“Material Adverse Effect”).

(xxi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of this Agreement contained in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xxii) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The description of the Deposit Agreement contained in the Registration Statement, the General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xxiii) Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Final Prospectus and the ADS Registration Statement and the filing of the Registration Statement, the General Disclosure Package, the Final Prospectus and the ADS Registration Statement with the Commission have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xxix) Possession of Licenses and Permits. The Company and the Controlled Entities possess, and are in compliance with the terms of, all licenses, certificates, permits and other authorizations (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where lack of the licenses would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect and have not received any notice of proceedings relating to or have any reason to believe that any government or regulatory authority is considering the revocation, suspension, rescission, avoidance, repudiation, withdrawal, non-renewal or modification, in whole or in part, of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect; neither the Company nor any of the Controlled Entities has any reason to believe that any such Licenses will not be renewed in the ordinary course. Such Licenses are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(xxv) Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or to the best of the Company’s knowledge after due inquiry, by any other party to any such contract or agreement.

(xxvi) Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities that could have a Material Adverse Effect. The Company and the Controlled Entities are and have been at all times in compliance with all applicable labor laws and regulations in all material respects, and no material governmental investigation or proceedings with respect to labor law compliance exists or, to the best of the Company’s knowledge, is imminent.

(xxvii) Possession of Intellectual Property. The Company and the Controlled Entities own or possess adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the Registration Statement, the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (ii) there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (iii) there is no pending or to the best of the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or to the best of the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best of the Company’s knowledge after due inquiry, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, or the Controlled Entities, or in violation of the rights of any persons; (vii) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (viii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (ix) the Company and the Controlled Entities are not in breach of, and have complied in all respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (x) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all respects; except in each case of (i) to (x) as would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxviii) Environmental Laws. (a)(i) Neither the Company nor any of the Controlled Entities is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of the Controlled Entities is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, (iii) the Company and the Controlled Entities have received and are in material compliance with the terms and conditions of all, and have no liability under any permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, and (vi) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except in each case covered by clauses (i) – (vi) such as would not individually or in the aggregate have a Material Adverse Effect; (b) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxix) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(xxx) Absence of Manipulation. None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxxi) Operating and Other Company Data. All operating and other Company data disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, including but not limited to, numbers of insurance consumers, numbers of new policies, first year premiums, numbers of insurance carriers, and percentages of insurance consumers aged between 30 and 60, are true and accurate in all material respects.

(xxxii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from sources that the Company in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxxiii) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, the Controlled Entities and the Board of the Company are in compliance with Sarbanes-Oxley and all rules and regulations promulgated thereunder or implementing provisions thereof and all applicable Exchange Rules. The Group maintains a system of internal controls, including, but not limited to, disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with the GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) material information relating to the Company and the Controlled Entities is made known to the Company’s chief executive officer and chief financial officer by others within those entities, (vi) internal accounting and financial reporting controls are effective to perform the functions for which they were established, are documented properly and the implementation of such internal accounting and financial reporting controls are monitored by the responsible persons. The Internal Controls are, or upon consummation of the offering of the Offered Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, since the end of the Company’s latest audited consolidated financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or fraud, whether or not material, involving management or other employees who have a role in the Company’s control over financial reporting. Each of the Company’s independent directors meets the criteria for “independence” under the Sarbanes-Oxley Act, the rules and regulations of the Commission and all applicable Exchange Rules.

(xxxiv) Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior fiscal years since inception; or (iii) any Internal Control Event.

(xxxv) Cybersecurity and Data Protection. The Company and the Controlled Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, the “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Controlled Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and the Controlled Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data or any such data that may constitute trade secrets and working secrets of any Governmental Authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws (the “Personal and Confidential Data”)) used in connection with their businesses and/or the offering, and there have been no breaches, violations, outages, leakages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and the Controlled Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal and Confidential Data and to the protection of such IT Systems and Personal and Confidential Data from unauthorized use, access, misappropriation or modification.

(xxxvi) (A) Each of the Company and the Controlled Entities has complied with all applicable laws concerning cybersecurity, data protection, confidentiality and archive administration (collectively, the “Data Protection Laws”); (B) neither the Company nor the Controlled Entities is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (C) neither the Company nor the Controlled Entities is subject to any (i) investigation, suit, proceeding or sanction relating to cybersecurity, information security, data privacy, confidentiality or archive administration, or any cybersecurity review by the Cyberspace Administration of the PRC (the “CAC”), the CSRC, or any other relevant Governmental Authority or (ii) inquiry relating to cybersecurity, information security, data privacy, confidentiality or archive administration, or any cybersecurity review by the CAC, the CSRC, or any other relevant Governmental Authority, except as would not, under sub-clause (C)(ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (D) neither the Company nor the Controlled Entities has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration Governmental Authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (E) neither the Company nor the Controlled Entities has received any material claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or the Controlled Entities in respect of the rectification or erasure of data; (F) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration Governmental Authority (or any of its officers, employees or agents) to enter any of the premises of the Company or of the Controlled Entities for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (G) neither the Company nor the Controlled Entities has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); (H) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant Governmental Authority on the Company or the Controlled Entities or any of their respective directors, officers and employees; (I) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company or the Controlled Entities or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (J) neither the Company nor any of the Controlled Entities has received any objection to this offering or the transactions contemplated under this Agreement from the CSRC, the CAC or any other relevant governmental authority, except as would not, in each case under clauses (A), (D) and (G) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The CAC has completed a cybersecurity review of the Company with respect to the proposed listing of the ADSs on the NASDAQ and such review results have not otherwise been objected, rejected, withdrawn, revoked or invalidated. The statements disclosed or made available in writing or orally and used as the basis of information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus relating to the cybersecurity review of the Company and its Controlled Entities and other cybersecurity and data privacy related matters in the sections headed “Prospectus Summary,” “Risk Factors,” and “Regulation” are complete, true and accurate in all material respects and not misleading. The Company has not divulged, and will not divulged to the Underwriters any state secrets, work secrets of state agencies or any information that would or is expected to cause adverse impact on national security or public interest.

(xxxvii) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or, to the Company’s knowledge, any officer or director of the Company and the Controlled Entities, or any of their respective properties, (i) other than that, would not individually or in the aggregate have a Material Adverse Effect, or that would not affect the power or ability of the Company to perform its obligations under this Agreement or (ii) that are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus but are not so described; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated. The Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that (i) would result in such director or officer to be unsuitable for his or her position on the Board or in the Company, as the case may be, (ii) would individually or in the aggregate have a Material Adverse Effect, or (iii) are required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus but are not so described.

(xxxviii) Financial Statements. The consolidated financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and its Controlled Entities as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the GAAP applied on a consistent basis; the summary and selected consolidated financial data and the unaudited financial results, including any quarterly financial results, included in the Registration Statement, the General Disclosure Package and the Final Prospectus comply with the applicable requirements of the Act, and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; all disclosures included in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxix) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iv) all trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect the liquidity of the Company and the Controlled Entities and are reasonably likely to occur; and (v) all material off-balance sheet commitments and arrangements of the Company and the Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xl) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (ii) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, (iii) there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (iv) neither the Company nor any of the Controlled Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, (3) acquired or disposed of or agreed to acquire or dispose of any material business or any other material asset, or (4) agreed to take any of the foregoing actions and (v) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xli) Merger or Consolidation. Neither the Company nor any of the Controlled Entities is a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the General Disclosure Package and the Final Prospectus and which is not so described.

(xlii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xliii) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company.

(xliv) PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its most recently completed taxable year and based on the current and anticipated value of the Company’s assets and the composition of its income and assets (taking into account the expected cash proceeds from, and the anticipated market capitalization following, the offering), the Company does not expect to be classified as a PFIC for its current taxable year.

(xlv) No Restrictions on Controlled Entities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, none of the Company or any Controlled Entity is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to its shareholders, from making any other distribution on the Company or such Controlled Entity’s share capital or similar ownership interest, from making or repaying any loans or advances to the Company or to such Controlled Entity or from transferring any of the properties or assets of the Company or such Controlled Entity to the Company or another Entity controlled by the Company. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, all dividends and other distributions out of accumulated profits determined in accordance with PRC accounting standards and regulations, declared and payable on the share capital of the Controlled Entities that are organized or resident in the PRC may under the current laws and regulations of the PRC be converted into foreign currency (including United States dollars) and may be freely transferred out of the PRC in any currency, provided that the payment and the remittance of such dividends and other distributions outside of the PRC complies with the procedures required by the relevant laws and regulations of the PRC relating to foreign exchange, and such dividends and other distributions are not subject to any taxes under the laws and regulations of the PRC.

(xlvi) Dividends. No approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of ordinary shares of the Company.

(xlvii) Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package, the Final Prospectus, this Agreement or Offered Shares in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(xlviii) Legal Action. A holder of the Offered Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offered Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(xlix) Payments in Foreign Currency and Withholding. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Relevant Taxing Jurisdiction (as defined below), any amount payable with respect to shares of the Company and all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Relevant Taxing Jurisdiction, without the necessity of obtaining any governmental authorization in the Relevant Taxing Jurisdiction, and all such payments made to holders thereof or therein who are non-residents of the Relevant Taxing Jurisdiction will not be subject to income, withholding or other taxes under laws and regulations of the Relevant Taxing Jurisdiction and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Relevant Taxing Jurisdiction and without the necessity of obtaining any governmental authorization in the Relevant Taxing Jurisdiction.

(l) CSRC Filing. Each of the CSRC Filings is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect. The Company has complied with all requirements and timely submitted all requisite filings in connection with the offering of the ADSs (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings. Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules. The Company has made the underwriters aware of all undertakings it and its controlling shareholders have provided to the CSRC. The Company is not aware that any of the circumstances in connection of the CSRC Filings set forth in Article 20 of the CSRC Filing Rules has occurred, and undertakes to promptly notify the Representatives if any of such circumstances occurs or is expected to occur.

(li) [Reserved]

(lii) [Reserved]

(liii) Compliance with PRC Overseas Investment and Listing Regulations. Each of the Company and the Controlled Entities has complied, and has taken all reasonable steps to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the CSRC and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(liv) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, and as amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offered Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC regarding the PRC Mergers and Acquisitions Rules.

(lv) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Designated Underwriter or its affiliate to offer or sell, any Offered Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(lvi) Taxes. (A) The Company and the Controlled Entities have paid all material national, regional, local and other taxes and filed all material tax returns required to be paid or filed through the date hereof; and there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets. Any unpaid material income and corporation tax liability of the Company for any years not finally determined have been accrued on the Company’s financial statements in accordance with the GAAP. (B) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(lvii) Insurance. The Company and the Controlled Entities have insurance covering their respective properties, operations, personnel and businesses, against such losses and risks and in such amounts as are adequate to protect the Company and the Controlled Entities and their businesses and are prudent and customary for the businesses in which they are engaged; and neither the Company nor any of the Controlled Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(lviii) Compliance with Anti-Corruption Laws. Neither the Company nor any of its Controlled Entities or their respective affiliates, nor any director, officer or employee, nor, to the best of the Company’s knowledge, any agent, affiliate, or representative of the Company or any of its Controlled Entities or their respective affiliates, (i) has used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any foreign or domestic “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or has committed an offence under the Bribery Act 2010 of the United Kingdom, the Anti-Unfair Competition Law of the PRC, the Criminal Law of the PRC or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Corruption Laws”); (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; or (v) will use, directly or indirectly, the proceeds of this offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws; and the Company and its Controlled Entities and affiliates have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein. No investigation, inquiry, action, suit or proceedings by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Corruption Laws is pending or to the best of the Company’s knowledge, threatened.

(lix) Compliance with Anti-Money Laundering Laws. The operations of the Company and its Controlled Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and each of the Company and the Controlled Entities has instituted and maintained policies and procedures designed to ensure continued compliance therewith and with the representation and warranty contained herein, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Controlled Entities with respect to the Anti-Money Laundering Laws is pending or to the best of the Company’s knowledge, threatened.

(lx) Compliance with Sanctions. (1) Neither the Company nor any of its Controlled Entities, nor any director, officer or employee of the Company or any of its Controlled Entities, nor, to the best of the Company’s knowledge, any agent, affiliate, representative of the Company or any of its Controlled Entities, is an individual or entity (“Person”) that is, or is owned 50% or more or controlled by a Person that is:

(A) the subject or the target of any sanctions administered or enforced by the U.S. government, including but not limited to the Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council, the European Union, or His Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions (including, without limitation, the Crimea, so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria);

(2) The Company represents and covenants that the Company and its Controlled Entities will not, directly or indirectly, use the proceeds of the offering of the Offered Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities:

(A) to fund or facilitate any activities or business of or with any Person or in any country, region or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or the target of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering of the Offered Shares, whether as underwriter, advisor, investor or otherwise);

(3) The Company represents and covenants that the Company and its Controlled Entities have not, since April 24, 2019, engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in or relating to any country, region or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions;

(4) Each of the Company and the Controlled Entities has instituted and maintained policies and procedures designed to ensure continued compliance therewith and with the representation and warranty contained herein;

(5) Neither the Company nor any of its subsidiaries is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages, or plans to engage, in any Covered Activity; and

(6) None of the issue and sale of the Offered Shares, the execution, delivery and performance of this Agreement, the consummation of any other transaction contemplated hereby, or the provision of services contemplated by this Agreement to the Company will result in a violation of any of the Sanctions.

(lxi) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement that are not described or filed as required.

(lxii) Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or the Controlled Entities on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The description of the transactions, agreements, arrangements and relationships set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Related Party Transactions” and “Principal Shareholders” fairly summarizes the transactions, agreements, arrangements and relationships that are required to be disclosed therein pursuant to the Act and is true and accurate in all material respects.

(lxiii) No Sale, Issuance and Distribution of Shares. The Company has not sold, issued or distributed any ordinary shares during the six month period preceding the date hereof, including any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or conversion of outstanding preference convertible securities.

(lxiv) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(lxv) Independence of PricewaterhouseCoopers Zhong Tian LLP. PricewaterhouseCoopers Zhong Tian LLP (“PwC”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(lxvi) Stamp Duty. Under the laws and regulations of the Cayman Islands, Hong Kong and the PRC and each of the jurisdictions in which the Company and the Controlled Entities are incorporated or organized or otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made, as applicable, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”), no transaction, stamp, documentary, or other issuance, registration, transfer or withholding or other similar tax or duty (“Stamp Taxes”) is payable in any such jurisdiction by, or on behalf of, the Underwriters to any taxing authority in connection with (i) the issuance, sale and delivery of the Class A Ordinary Shares represented by the Offered Shares by the Company, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof in the manner contemplated in this Agreement; (iii) the deposit of the Class A Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered Shares; or (iv) the execution, delivery and performance of this Agreement, the Deposit Agreement, except that Cayman Islands and PRC stamp duty may be payable if this Agreement and the Deposit Agreement are brought to or executed in the Cayman Islands or the PRC, as the case may be.

(lxvii) No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offered Shares other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule B hereto.

(lxviii) Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be observed and given effect by the courts in the PRC. The Company has the power to submit, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court, and the Company has the power to designate, appoint and authorize, and pursuant to Section 16 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Registration Statement and the ADS Registration Statement or the Offered Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

(lxix) No Immunity. None of the Company, or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or U.S. federal or New York state law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York state or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(lxx) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company in the courts of the Cayman Islands, Hong Kong and the PRC (as the case may be), without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands, Hong Kong and PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands, Hong Kong or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands, Hong Kong or PRC.

(lxxi)Absence of Off-Balance Sheet Transactions. There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

(lxxii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lxxiii) FINRA Affiliations. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Controlled Entities or any of their respective officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(lxxiv) Compliance with Foreign Laws. The Registration Statement, the Final Prospectus, the General Disclosure Package, any preliminary prospectus and any Issuer Free Writing Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, the General Disclosure Package, any preliminary prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. No consent, approval, authorization, license or order of, or qualification with, any governmental body or agency or court, other than those obtained, is required in connection with the offering of the Directed American Depositary Shares in any jurisdiction where the Directed American Depositary Shares are being offered.

(lxxv) Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Cayman Islands or PRC law or public policy.

(lxxvi) Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(lxxv) Concurrent Private Placements. The issuance and sale of Class A Ordinary Shares by the Company in the Concurrent Private Placements was conducted in accordance with Regulation S under the Securities Act and all requirements of Regulation S were duly complied with by the Company and the CPP Investors. The Concurrent Private Placements will not be integrated with the offering of the Offered Shares hereunder pursuant to applicable rules and regulations issued under the Securities Act.

3. Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $[•] per ADS, that number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions).

The Company will deliver the Firm Shares to or as instructed by the Representatives for the accounts of the several Underwriters through the facilities of the Depositary Trust Company (“DTC”) in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company for itself, at the office of [•], at [•] a.m., New York City time, on [•], 2025, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Shares sold pursuant to the offering.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Shares at the purchase price per ADS to be paid for the Firm Shares. The Company agrees to sell to the Underwriters the number of Optional Shares specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Company will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Shares for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company. (a) The Company agrees with the several Underwriters that:

(i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement, any Exchange Act Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, any Exchange Act Registration Statement or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose or pursuant to Section 8A of the Act, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) Continued Compliance with Securities Laws. The Company will use its best efforts comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley. If, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. If at any time prior to the Closing Date (a) any event or development shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, not misleading or (b) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (ii)) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the General Disclosure Package is delivered to a purchaser, be misleading or so that the General Disclosure Package will comply with law. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (six of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vi) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(vii) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

[(viii) Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses (A) of the Company’s counsel and the Company’s accountants, (B) in connection with the registration and delivery of the Class A Ordinary Shares and the ADSs under the Act and (C) in connection with the preparation and filing of the Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the Final Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Shares and the ADSs to, and initial resale thereof by, the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Offered Shares or the ADSs under state securities laws and all expenses in connection with the qualification of the Offered Shares and the ADSs for offer and sale under state securities laws as provided in subsection (vi) of this Section, including filing fees, reasonable fees, expenses and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (iv) all filing fees in connection with the review and qualification of the offering of the Offered Shares by FINRA, [(v) fees and disbursements of counsel to the Underwriters, including fees and disbursement incurred in connection with the review and qualification of the offering of the Offered Shares by FINRA] and all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program, (vi) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the ADSs and all costs and expenses incident to listing the Offered Shares on NASDAQ, (vii) the cost of preparing and printing certificates representing the Offered Shares or the ADSs, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations, testing the waters presentations or any “road show” undertaken in connection with the marketing of the offering and sale of the Offered Shares, including, without limitation, the NetRoadshow fee incurred by the Underwriters on behalf of the Company in connection therewith and travel, meals and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. [It is understood, however, that except as provided in this Section, Section 8 below entitled “Indemnification and Contribution” and Section 9 below, the Underwriters will pay all of their costs and expenses and any advertising expenses connected with any offers they may make.] ]

(ix) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus, and file such reports with the Commission with respect to the sale of the Offered Shares and the application of the proceeds therefrom as may be required by Rule 463 under the Securities Act, and the Company does not intend to use any of the proceeds from the sale of the Offered Shares hereunder to repay any outstanding debt owed to any affiliate of any Underwriter; the Company will not invest or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner (i) as would require the Company or any of the Controlled Entities to register as an investment company under the 1940 Act, and (ii) that would result in the Company being not in compliance with any applicable laws, rules and regulations of the SAFE. The application of the net proceeds from the offering of the ADSs, as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not (i) contravene any provision of any current and applicable laws or their respective articles of association, charter or by-laws or similar organizational documents of the Company or any Controlled Entities, (ii) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Controlled Entities or (iii) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any Controlled Entities.

(x) Absence of Manipulation. The Company will not take, and will not cause each of the Controlled Entities to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares or the Class A Ordinary Shares represented thereby.

(xi) Taxes. The Company will indemnify and hold harmless the Underwriters against any Stamp Taxes, including any interest and penalties, (i) on the creation, issue and sale of the Offered Shares, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriters; (ii) the purchase from the Company, and the initial sale and delivery by the Underwriters, of the Offered Shares to purchasers thereof in the manner contemplated in this Agreement; (iii) the deposit of the Class A Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered Shares; and (iv) on the execution, delivery and performance of this Agreement, the Deposit Agreement and other transaction documents. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts (and the Company will indemnify the Underwriters against such deduction or withholdings, if applicable) as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. In addition, all sums payable to an Underwriter hereunder shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall, in addition to the sum payable hereunder, pay an amount equal to any applicable value-added or similar tax.

(xii) Restriction on Sale of Shares by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or ADSs or any securities of the Company that are substantially similar to ADSs, including but not limited to any options or warrants to purchase its ordinary shares or ADSs or any securities convertible into or exchangeable or exercisable for, or that represent the right to receive, its ordinary shares or ADSs or any such substantially similar securities (“Lock-Up Securities”): (i) offer, sell, issue, pledge, lend, contract to sell, or otherwise dispose of any Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase any Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of any Lock-Up Securities, whether any such swap or transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of ADSs or ordinary shares or such other securities, in cash or otherwise, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in any Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) submit or file with the Commission a registration statement under the Act relating to any Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives. The foregoing sentence shall not apply to (A) the Offered Shares to be sold hereunder, (B) any ADSs or ordinary shares issued by the Company upon the exercise of an option or warrant or the conversion or exchange of convertible or exchangeable securities outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, or (C) any ADSs or ordinary shares issued or restricted shares, restricted share units or options to purchase ADSs or ordinary shares granted pursuant to existing employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Final Prospectus, (D) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares or ADSs of the Company, provided that (a) such plan does not provide for the transfer of the Lock-up Securities during the Lock-up Period and (b) no public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, or (E) any registration statement on Form S-8. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(xiii) Agreement to announce lock-up waiver. If the Representatives, in their sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(n) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiv) Transfer Restrictions. In connection with the Directed Share Program, the Company (i) will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed American Depositary Shares are offered in connection with the Directed Share Program, and (ii) will ensure that the Directed American Depositary Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of six months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(xv) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) and transaction, stamp, capital or other issuance, registration, documentary, transfer, withholding or other similar taxes or duties, if any, incurred by the Underwriters in connection with the Directed Share Program.

(xvi) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed American Depositary Shares are offered in connection with the Directed Share Program.

(xvii) Compliance with Deposit Agreement. The Company will comply with the terms of the Deposit Agreement and deposit the Class A Ordinary Shares with the Depository so that the American Depositary Shares will be issued by the Depositary and delivered to each Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Optional Closing Date.

(xviii) Cayman Islands Matters. (i) The Company will not attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Offered Shares, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Class A Ordinary Shares, if any; and (iii) to use its best efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xix) PRC Legal Compliance. The Company will comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations. The Company will use reasonable commercial efforts to rectify or cure any non-compliance, and maintain continuing compliance with PRC laws and regulations in all material respects.

(xx) PRC Data Compliance. The Company will comply with all applicable laws in all material respects (including, without limitation, the CSRC Archive Rules) in connection with (i) the establishment and maintenance of adequate and effective internal control measures and internal systems for maintenance of data protection, confidentiality and archive administration; (ii) the relevant requirements and approval and filing procedures in connection with its handling, disclosure, transfer and retention of transfer of state secrets and working secrets of government agencies or any other documents or materials that would otherwise be detrimental to national securities, public interest or lawful rights and interests of relevant individuals or organizations (the “Relevant Information”); and (iii) maintenance of confidentiality of any Relevant Information.

(xxi) Timely Reporting. Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the CSRC Filing Rules and the CSRC Archive Rules), the Company shall promptly notify the CSRC or the relevant PRC governmental authority and providing it with such material information in accordance with the applicable laws, and promptly notifying the Representatives (for themselves and on behalf of the Underwriters) of such material information to the extent permitted by the applicable laws.

(xxii) Emerging Growth Company. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Act and (b) completion of the Lock-up Period.

(xxiii) Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(xxiv) Sale of Offered Shares. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Class A Ordinary Shares represented thereby by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offered Shares or Class A Ordinary Shares represented thereby, in each case other than the Final Prospectus.

(xxv) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(xxvi) Listing. The Company will use its best efforts to list for trading, subject to official notice of issuance, the ADSs on the Exchange.

(xxvii) CSRC post-completion Report. The Company will promptly report to CSRC as it requires (including but not limited to reporting to the CSRC within fifteen (15) business days) following the closing of the ADS offering under this Agreement.

(xxviii) Notification of Material Changes. The Company will keep the Representatives informed of any material change to the information previously given to the CSRC, the Exchange, the Commission or of any other relevant governmental authority, and to enable the Representatives to provide (or procuring their provision) to the CSRC, the Exchange, the Commission or any such relevant governmental authority, in a timely manner, such information as the CSRC, the Exchange, the Commission or any such relevant governmental authority may require.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein on the date hereof and on and as of such Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof on the date hereof and on and as of such Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of PwC in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b) Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have become effective on the date of this Agreement and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings for that purpose or pursuant to Section 8A under the Act shall have been instituted or threatened or, to the best of the Company’s knowledge, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and the Controlled Entities taken as a whole or on the ability of the Company and the Controlled Entities to carry out their obligations under this Agreement and the Deposit Agreement, or any adverse legislative or regulatory developments, which, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to market the Offered Shares on terms and in the manner contemplated in this Agreement; (ii) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE, NASDAQ, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or PRC authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity, epidemic, pandemic or outbreaks of diseases or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impracticable or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d) Opinion of U.S. Counsel for the Company. The Representatives shall have received an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(e) Opinion of Hong Kong Counsel for the Company. The Representatives shall have received an opinion of Kirkland & Ellis International LLP, Hong Kong counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f) Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion of PRC Counsel for the Company. The Representatives shall have received an opinion of Han Kun Law Offices, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h) Memorandum of PRC Data Counsel for the Company. The Representatives shall have received a memorandum of Han Kun Law Offices, PRC data counsel for the Company, regarding certain PRC data and cybersecurity law matters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion of U.S. Counsel for Underwriters. The Representatives shall have received an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(j) Opinion of PRC Counsel for the Underwriters. The Representatives shall have received an opinion of JunHe LLP, PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k) Opinion of Depositary’s Counsel. The Representatives shall have received an opinion of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(l) Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company or a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A under the Act have been instituted or threatened or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, shareholders’ equity, business, management, properties or prospects of the Company and the Controlled Entities taken as a whole except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate; such certificate shall include such other matters as the Representatives may reasonably require.

(m) Chief Financial Officer’s Certificate. The Representatives shall have received on the date hereof and each Closing Date respectively, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Representatives.

(n) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the Company’s directors, executive officers and all of the Company’s existing shareholders, substantially in the form of Exhibit A hereto.

(o) Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement which shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Class A Ordinary Shares and the issuance of the ADSs representing such Class A Ordinary Shares in accordance with the Deposit Agreement.

(p) Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Class A Ordinary Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q) Depositary Side Letter. The Company shall have entered into a side letter agreement with the Depository (the “Depositary Letter”), instructing the Depositary, for a period of 180 days after the date of the Final Prospectus, not to accept any Class A Ordinary Shares for deposit under the Deposit Agreement for the purpose of issuance of ADSs or take any measures to establish any additional ADS facility for any other securities relating to the Company unless the Company has consented to such deposit. The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Letter during the Lock-Up Period without the prior written consent of the Representatives.

(r) Listing. The American Depositary Shares representing the Class A Ordinary Shares shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

(s) FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(t) Requested Information. On such Closing Date, as the case may be, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(u) No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Optional Closing Date, as the case may be, prevent the sale of the Offered Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Optional Closing Date, as the case may be, prevent the sale of the Offered Shares.

(v) CSRC Filing. The CSRC have accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated prior to the First Closing Date.

(w) Clearance. On or prior to the Closing Date, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Act and the directors, officers, employees and agents of such affiliate (each, an “Indemnified Party”), from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim), joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus at any time, the General Disclosure Package, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any road show as defined in Rule 433(h) under the Act (a “road show”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (“Issuer Information”), or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading,; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information as defined in subsection (b) below or (y) any of the CSRC Filings relating to or in connection with this offering or any amendments or supplements thereto (whether or not approved by the Underwriters or any of them) containing any untrue, incorrect or inaccurate or alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction; and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred. For the avoidance of doubt, the obligations of the Company under this Section 8 shall be in addition to the obligations assumed by the Company under the letter agreement entered into between the Company and the Representatives on November 24, 2023 in connection with the preparation for this offering (collectively, the “Letter Agreement”), and it is agreed and acknowledged by the Company and the Representatives that the Letter Agreement shall remain in full force and effect and shall not be superseded or modified by this Underwriting Agreement.

The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates, such affiliates’ respective partners, members, directors, officers, employees, agents and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed American Depositary Shares that the Participant agreed to purchase; or (iii) arising out of, related to, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of the Designated Entities.

The non-application of the indemnity provided for in this Section 8(a) in respect of any Indemnified Party shall not affect the application of such indemnity in respect of any other Indemnified Parties.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each, a “Company Indemnified Party”) against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the ADS Registration Statement, any Statutory Prospectus, the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein and will reimburse each Company Indemnified Party for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Registration Statement, the General Disclosure Package and the Final Prospectus, as the case may be, furnished on behalf of each Underwriter: the names of the Underwriters appearing in the first paragraph under the caption “Underwriting” (the “Underwriter Information”).

(c) Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflict of interests between them, (iii) the indemnifying party shall have failed to assume the defense and retain counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action, or (iv) the indemnified party shall have reasonably concluded that there may be defenses available to it that are different from or in addition to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any action or related action in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all such indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding, and that all such fees and expenses shall be reimbursed as they are incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the third paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm in each jurisdiction (in addition to any local counsel) for the Designated Underwriter and its affiliates for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. In the case of any such separate firm for the Underwriters, their respective partners, members, directors, officers, employees and agents and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third, fourth and fifth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement or compromise or judgement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

(e) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. For the avoidance of doubt, the obligations of the Company under this Section 8 shall be in addition to the obligations assumed by the Company under the Letter Agreement.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Shares hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Shares with respect to which such default or defaults occur exceeds 10% of the total number of Offered Shares that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company except as provided in Section 10 below (provided that if such default occurs with respect to Optional Shares after the First Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination). In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the First Closing Date or the Optional Closing Date, as the case may be, may be postponed for such period, not exceeding five business days, as the Representatives may determine in order that the required changes in the Registration Statement, the General Disclosure Package, the Final Prospectus or any other documents or other arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket accountable expenses (including fees and disbursements of counsel) actually incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 hereof and all obligations under Section 5 hereof shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent and confirmed to the Representatives: Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, U.S.A., Attention: General Counsel; and China International Capital Corporation Hong Kong Securities Limited, 29th Floor, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong, or if sent to the Company, will be mailed, delivered or sent and confirmed to Yuanbao Inc., Building 2, No.8 Beichen West Road, Chaoyang District, Beijing, 100101, People’s Republic of China, Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 8 hereof will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof and the affiliates of each Underwriter referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by either Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed Agreement by one party to the other may be made by facsimile, electronic mail or other transmission method as permitted by applicable law, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

15. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement and the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters; and in connection with the offering of the Offered Shares and the process leading thereto, each Representative is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of its subsidiaries, or its respective shareholders, creditors, employees or any other party;

(b) No Legal, Accounting, Regulatory, Investment or Tax Advice. The Representatives have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Offered Shares, the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and the Company acknowledge(s) that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person;

(c) Arm’s Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by the Company following discussions and arm’s length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) Waiver. No Representative has any obligation to the Company with respect to the offering of Offered Shares except the obligations expressly set forth in this Agreement and the Letter Agreement; the Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11 hereof, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

17. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands or the PRC, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

18. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

19. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

YUANBAO INC.

By
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By GOLDMAN SACHS (ASIA) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

By CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

By CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.	[	•]	[	•]
Citigroup Global Markets Inc.	[	•]	[	•]
China International Capital Corporation Hong Kong Securities Limited	[	•]	[	•]
US Tiger Securities, Inc	[	•]	[	•]
Kingswood Capital Partners, LLC	[	•]	[	•]

Total	[	•]	[	•]

A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. [•]

2. [•]

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. [•]

2. [•]

B-1

SCHEDULE C

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

1. All written communication presented to potential investors in reliance on Section 5(d) of the U.S. Securities Act of 1933. As amended (if any)

C-1

Exhibit A

FORM OF LOCK-UP LETTER

[To be inserted]

[Exhibit A]

Exhibit B1

FORM OF WAIVER OF LOCK-UP

[Date]

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Yuanbao Inc. (the “Company”) of ________ Class A ordinary shares, par value US$0.0001 per share, of the Company in the form of ________ American depositary shares, and the lock-up letter dated _______, 2025 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ________, 20    , with respect to ________ ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective ________ ; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours, [•] Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto

By:
Name:
Title:

cc: Company

[1]	Insert if the undersigned is an executive officer or director of the Company.

[Exhibit B]

Exhibit C

FORM OF PRESS RELEASE

Yuanbao Inc.

[Date]

Yuanbao Inc. (the “Company”) announced today that Goldman Sachs (Asia) L.L.C., Citigroup Global Markets Inc. and China International Capital Corporation Hong Kong Securities Limited, the lead book-running managers in the Company’s recent public sale of _______ American Depositary Shares, each representing ______ Class A ordinary shares are [waiving] [releasing] a lock-up restriction with respect to _____ Class A ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on ___, 20__, and such Class A ordinary shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

[Exhibit C]